                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                    October 17, 1997 (September 30, 1997)

                     GLENBOROUGH REALTY TRUST INCORPORATED

                          -----------------------------

             (Exact name of registrant as specified in its charter)

    Maryland                       001-14162                        94-3211970
---------------                   ------------                    -------------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                     I.D. Number)
incorporation)

        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (415) 343-9300

On September 30, 1997, the Company acquired, a 147,978 square-foot office building in Las Vegas, Nevada ("Citibank Park"). The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of (i) approximately $1.66 million in the form of 61,211 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156), and
(ii) the balance in cash.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     FINANCIAL STATEMENTS

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS        3

                Statements of revenues and certain expenses     4
                of the Citibank Park Property.


        (b)     PRO FORMA FINANCIAL STATEMENTS


                Pro Forma Consolidated Balance Sheet as of
                June 30, 1997 with accompanying notes
                and adjustments                                 6

                Pro Forma Consolidated Statements of
                Operations for the six months ended
                June 30, 1997, and the year ended
                December 31, 1996, with accompanying notes
                and adjustments                                 14

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying statement of revenues and certain expenses of the Citibank Park Property, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Citibank Park Property.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Citibank Park Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
October 10, 1997

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                           THE CITIBANK PARK PROPERTY
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                      SIX MONTHS           YEAR
                                                                    ENDED JUNE 30,        ENDED
                                                                         1997          DECEMBER 31,
                                                                     (UNAUDITED)           1996
                                                                    --------------     ------------
REVENUES..........................................................      $1,345            $2,586
CERTAIN EXPENSES
  Operating.......................................................         227               546
  Real estate taxes...............................................          49                97
                                                                        ------            ------
                                                                           276               643
                                                                        ------            ------
REVENUES IN EXCESS OF CERTAIN EXPENSES............................      $1,069            $1,943
                                                                        ======            ======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

            NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                           THE CITIBANK PARK PROPERTY
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY.

     Property Acquired -- The accompanying statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the Citibank Park Property, an office building located in Las Vegas, Nevada, acquired by the Company from an unaffiliated third party.

     Basis of Presentation -- The accompanying statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Citibank Park Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Citibank Park Property; however, the Company is not aware of any material factors relating to the Citibank Park Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Citibank Park Property.

     These financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of July 1, 1997 are as follows (in thousands):

                                      YEAR                               AMOUNT
            ---------------------------------------------------------   ----------
            1997 (six months)........................................     $1,131
            1998.....................................................      1,943
            1999.....................................................      1,463
            2000.....................................................        796
            2001.....................................................        417
            2002.....................................................        114
            Thereafter...............................................         --
                                                                          ------
                      Total..........................................     $5,864
                                                                          ======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $132 (unaudited) for the six months ended June 30, 1997 and $252 for the year ended December 31, 1996. Certain leases contain lessee renewal options.

                         PRO FORMA FINANCIAL STATEMENTS


The following unaudited, pro forma consolidated balance sheet as of June 30, 1997 has been prepared to reflect (i) all property acquisitions (including the debt assumed and borrowings on the Line of Credit in connection therewith) completed in 1997, (ii) the pending acquisitions of the Copley Properties, Bryant Lake, the Prudential-Bache/Equitec Portfolio (the "Pru-Bache Portfolio"), the Rancon IV Portfolio and the Rancon V Portfolio (collectively, the "Rancon IV and V Portfolios"), (iii) the Offering, and the application of the net proceeds therefrom, (iv) the July 1997 Offering, (v) the Company's $60 Million Secured Loan and the $114 Million Interim Unsecured Loan and the repayment of a $60 million unsecured bridge loan, a portion of the $114 Million Interim Unsecured Loan and borrowings on the Line of Credit and (vi) the sale of one QuikTrip property and the use of these sale proceeds as well as the proceeds from the sale of the six Atlanta Auto Care Center properties and nine QuikTrip properties sold in June 1997 for the repayment of mortgage debt and the funding of certain property acquisitions as if such transactions had been completed on June 30, 1997. The following unaudited, pro forma consolidated statements of operations for the six months ended June 30, 1997, and for the year ended December 31, 1996, have been prepared to reflect (i) all property acquisitions (including the debt assumed and borrowings on the Line of Credit in connection therewith) completed in 1997, and the Property acquisitions completed in 1996, as described in footnote one of the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of June 30, 1997, (ii) the pending acquisitions of the Copley Properties, the Bryant Lake Property, the Pru-Bache Portfolio and the Rancon IV and V Portfolios, (iii) the proposed October 1997 Offering, and the application of the net proceeds, the July 1997 Offering, the March 1997 Offering, and the October 1996 Offering, (iv) the $60 Million Secured Loan and the $114 Million Interim Unsecured Loan and the repayment of a $60 million unsecured bridge loan, a portion of the $114 Million Interim Secured Loan and borrowings on the Line of Credit, (v) the sale of the two All American Industrial Properties, the six Atlanta Auto Care Center properties and ten QuikTrip properties, and use of sale proceeds for the repayment of mortgage debt and the funding of certain property acquisitions, (vi) the collection on the Hovpark mortgage loan receivable, and
(vii) the sale of various properties held by the partnerships managed by the Associated Companies to the Company and the sale of various properties held by the partnerships managed by the Associated Companies to third parties as if each of such transactions had been completed on January 1, 1996. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results of which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                          COMPLETED         PENDING                     REPAYMENT OF       OTHER
                       HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)  OFFERING(4)     DEBT(5)      ADJUSTMENTS(6)   PRO FORMA
                       -------------   ---------------   --------------   -----------   ------------   --------------   ---------
ASSETS
  Rental property,
    net..............    $ 286,553        $ 303,500        $  210,700      $      --     $       --        $ (801)      $799,952
  Investments in
    Associated
    Companies........        6,775               --                --             --             --            --          6,775
  Mortgage loans
    receivable,
    net..............        3,547               --                --             --             --            --          3,547
  Cash and cash
    equivalents......       32,636          (32,636)         (173,697)       262,747        (89,140)        1,090          1,000
  Other Assets.......        7,659              770                --             --             --            --          8,429
                          --------         --------           -------       --------       --------          ----       --------
        Total
          Assets.....    $ 337,170        $ 271,634        $   37,003      $ 262,747     $  (89,140)       $  289       $819,703
                          ========         ========           =======       ========       ========          ====       ========
LIABILITIES
  Line of Credit.....    $  36,118        $ (22,167)       $       --      $      --     $  (13,951)       $   --       $     --
  Mortgage loans.....       56,563            7,438            35,620             --             --            --         99,621
  Secured Loan.......           --           60,000                --             --             --            --         60,000
  Interim Unsecured
    Loan.............           --          114,000                --             --        (75,189)           --         38,811
  Unsecured bridge
    loan.............       60,000          (60,000)               --             --             --            --             --
  Other
    liabilities......        5,180            2,210             1,383             --             --            --          8,773
                          --------         --------           -------       --------       --------          ----       --------
        Total
       Liabilities...      157,861          101,481            37,003             --        (89,140)           --        207,205
                          --------         --------           -------       --------       --------          ----       --------
MINORITY INTEREST....       15,652           20,726                --             --             --            --         36,378
                          --------         --------           -------       --------       --------          ----       --------
STOCKHOLDERS' EQUITY
  Common stock.......           13                6                --             10             --            --             29
  Additional paid-in
    capital..........      172,621          149,421                --        262,737             --            --        584,779
  Deferred
    compensation.....         (304)              --                --             --             --            --           (304)
  Retained earnings
    (deficit)........       (8,673)              --                --             --             --           289         (8,384)
                          --------         --------           -------       --------       --------          ----       --------
        Total
          Equity.....      163,657          149,427                --        262,747             --           289        576,120
                          --------         --------           -------       --------       --------          ----       --------
        Total
          liabilities
          and
        Stockholders'
          Equity.....    $ 337,170        $ 271,634        $   37,003      $ 262,747     $  (89,140)       $  289       $819,703
                          ========         ========           =======       ========       ========          ====       ========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

1. Reflects the historical consolidated balance sheet of the Company as of June 30, 1997, which includes the acquisitions of the following properties and property portfolios:

                                                    PURCHASE PRICE
                      PROPERTY                        (IN 000'S)          DATE ACQUIRED
   -----------------------------------------------  --------------     -------------------
   CRI Properties.................................     $ 14,800        June 18, 1997
   CIGNA Properties...............................       45,400        April 29, 1997
   E&L Properties.................................       22,200        April 18, 1997
   Riverview Property.............................       20,500        April 14, 1997
   Lennar Properties..............................       23,200        April 8, 1997
   Scottsdale Hotel...............................       12,100        February 28, 1997
   Carlsberg Properties...........................       23,200        November 19, 1996
   TRP Properties.................................       43,800        October 17, 1996
   Bond Street Property...........................        3,200        September 24, 1996
   Kash n' Karry Property.........................        1,600        August 2, 1996
   San Antonio Hotel..............................        2,800        August 1, 1996
   UCT Property...................................       18,800        July 15, 1996

   CRI Properties. In June 1997, the Company acquired from Carlsberg Realty Inc. the CRI Properties, a portfolio of three Properties, aggregating approximately 245,600 square feet. The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash. The CRI Properties consist of one office Property in California, and one office/flex Property and one industrial Property in Arizona. The CRI Properties have been managed by Glenborough Corporation, one of the Associated Companies, since November 1996.

   CIGNA Properties. In April 1997, the Company acquired from two partnerships formed and managed by affiliates of CIGNA the CIGNA Properties, a portfolio of six Properties, aggregating approximately 616,000 square feet and 224 multi-family units. The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash. The CIGNA Properties consist of two office Properties, two office/flex Properties, a shopping center and a multi-family Property, and are located in four states.

   E&L Properties. In April 1997, the Company acquired from seven partnerships and their general partner, a Southern California syndicator the E&L Properties, a portfolio of 11 Properties, aggregating approximately 523,000 square feet, together with associated management interests (the "E&L Properties"). The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of (i) approximately $12.8 million of mortgage debt assumed, (ii) approximately $6.7 million in the form of 352,197 partnership units in the Operating Partnership (based on an agreed per unit value of $19.075), (iii) approximately $633,000 in the form of approximately 33,198 shares of Common Stock of the Company (based on an agreed per share value of $19.075), and (iv) the balance in cash. The E&L Properties consist of one office Property, nine office/flex Properties and one industrial Property, all located in Southern California.

   Riverview Property. In April 1997, the Company acquired from a private seller the Riverview Property, a 15-story office property containing 227,129 square feet located in Bloomington, Minnesota. The total acquisition cost, including capitalized costs, was approximately $20.5 million, which was paid entirely in cash.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

   Lennar Properties. In April 1997, the Company acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners the Lennar Properties, a portfolio of three Properties, aggregating approximately 282,000 square feet. The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid entirely in cash. The Lennar Properties consist of one office Property located in Virginia and one office/flex Property and one industrial Property, each located in Massachusetts.

   Scottsdale Hotel. In February 1997, the Company acquired the Scottsdale Hotel, a 163-suite hotel Property, which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The Scottsdale Hotel and four of the Company's other hotel Properties are marketed as Country Suites by Carlson.

   Carlsberg Properties. In November 1996, the Company acquired a portfolio of six Properties (including one property on which the Company made a mortgage loan which included a purchase option), aggregating approximately 342,000 square feet, together with associated management interests (the "Carlsberg Properties"). The total acquisition cost including the mortgage loan and capitalized costs, was approximately $23.2 million, which consisted of (i) approximately $8.9 million of mortgage debt assumed, (ii) approximately $350,000 in the form of 24,844 shares of Common Stock of the Company (based on a per share value of $14.09) and (iii) the balance in cash. The Carlsberg Properties consist of five office Properties and one retail Property, located in two states. Concurrently with the Company's acquisition of the Carlsberg Properties, one of the Associated Companies assumed management of a portfolio of 13 additional properties with an aggregate of one million square feet under a venture with an affiliate of the seller. In June 1997, the Company acquired three of these properties, the CRI Properties, for an aggregate purchase price of $14.8 million.

   TRP Properties. In October 1996, the Company acquired a portfolio of 12 Properties, aggregating approximately 784,000 square feet and 538 multi-family units, together with associated management interests (the "TRP Properties"). The total acquisition cost, including capitalized costs, was approximately $43.8 million, which consisted of (i) approximately $16.3 million of mortgage debt assumed, (ii) approximately $760,000 in the form of 52,387 partnership units in the Operating Partnership (based on a per unit value of $14.50), (iii) approximately $2.6 million in the form of 182,000 shares of Common Stock of the Company (based on a per share value of $14.50) and (iv) the balance in cash. The TRP Properties consist of three office, six industrial, one retail and two multi-family Properties, located in six states.

   Bond Street Property. In September 1996, the Company acquired a two-story, 40,595 square foot office building, in Farmington Hills, Michigan (the "Bond Street Property"). The total acquisition cost, including capitalized costs, was approximately $3.2 million, which consisted of approximately $391,000 in the form of 26,067 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

   Kash n' Karry Property. In August 1996, the Company also expanded an existing shopping center in Tampa, Florida (the "Kash n' Karry Property") through a purchase-leaseback transaction with the anchor tenant. The Company's initial acquisition cost, including capitalized costs, was approximately $1.6 million, all of which was paid in cash and financed through advances under the Line of Credit. In addition, the Company committed an additional $1.8 million for future expansion and tenant improvements, which the Company expects will also be paid in cash.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

   San Antonio Hotel. In August 1996, the Company acquired a 64-room hotel Property (the "San Antonio Hotel"), which is located in San Antonio, Texas. The total acquisition cost, including capitalized costs, was approximately $2.8 million, which was paid in cash.

   UCT Property. In July 1996, the Company acquired a 23-story, 272,443 square foot office building, in St. Louis, Missouri (the "UCT Property"). The total acquisition cost, including capitalized costs, was approximately $18.8 million, which consisted of approximately $350,000 in the form of 23,333 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

   Also reflects the sale of the six Atlanta Auto Care Center Properties and nine of the ten QuikTrip Properties in June 1997 for an aggregate sales price of approximately $12.0 million. The remaining QuikTrip Property was sold in October 1997 for a sale price of approximately $1.1 million.

   Also reflects as cash approximately $29.3 million held in escrow for certain purchase and sale transactions occurring on or about June 30, 1997 which were classified as "rental property, net" in the historical balance sheet as of June 30, 1997.

2. Reflects the completed acquisitions of the following properties and property portfolios:

                                                    PURCHASE PRICE
                                                      (IN 000'S)          DATE ACQUIRED
                                                    --------------     -------------------
   Citibank Park Property.........................     $ 23,300        September 30, 1997
   Advance Properties.............................      103,000        September 12, 1997
   T. Rowe Price Properties.......................      146,800        September 12, 1997
   Centerstone Property...........................       30,400        July 1, 1997

   Citibank Park. In September 1997, the Company acquired Citibank Park, a 147,978 square-foot office building in Las Vegas, Nevada. The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of (i) approximately $1.66 million in the form of 61,211 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156), and (ii) the balance in cash.

   Advance Properties. In September 1997, the Company acquired from a group of partnerships affiliated with The Advance Group, the Advance Properties, a portfolio of 10 Properties aggregating 755,006 square feet. The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of (i) approximately $13.6 million in the form of 599,508 partnership units in the Operating Partnership (based on an agreed per unit value of $22.625), (ii) approximately $7.4 million in assumption of debt, and (iii) the balance in cash. The Advance Properties consist of five office Properties and three office/flex Properties located in northern New Jersey and Maryland and two industrial Properties located in northern New Jersey. Concurrent with this acquisition, the Company entered into a joint venture with The Advance Group for the development of new projects in the New Jersey market. This joint venture owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet.

   T. Rowe Price Properties. In September 1997, the Company acquired from five limited partnerships, two general partnerships and one private REIT the T. Rowe Price Properties, a portfolio of 27 properties aggregating approximately 2,888,000 square feet. The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash. The
   T. Rowe Price Properties consist of four office properties, 12 office/flex Properties, eight industrial Properties and three retail Properties located in 12 states.

   Centerstone Property. In July 1997, the Company acquired the Centerstone Property, an office Property containing 155,021 square feet located in Irvine, California. The total acquisition cost, including

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

   capitalized costs, was approximately $30.4 million, which consisted of (i) approximately $5.5 million in the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00), and (ii) the balance in cash.

   These acquisitions were funded with approximately $53.3 million of cash, assumption of approximately $7.4 million of mortgage debt, the proceeds of the $60 Million Secured Loan, the proceeds of the $114 Million Interim Unsecured Loan, approximately $48.1 million of borrowings under the Line of Credit, the issuance of 275,000 Operating Partnership units with an aggregate approximate value of $5.5 million (based on $20 per unit value), the issuance of 599,508 Operating Partnership units with an aggregate approximate value of $13.6 million (based on $22.625 per unit value) and the issuance of 61,211 Operating Partnership units with an aggregate approximate value of $1.6 million (based on $27.15 per unit value). The assumed mortgages bear interest at rates of 8.13% to 8.87% and mature between 2005 and 2007. The Line of Credit bears interest at LIBOR plus 2.375% (assumed to be 7.80%). Subsequent to December 31, 1996, this interest rate was reduced to LIBOR plus 1.75% (assumed to be 7.30%). See Footnote 4 in Notes and Adjustments to Pro Forma Consolidated Statements of Operations for further discussion on the Line of Credit.

   The $60 Million Secured Loan has a 10-year term, and bears interest at a fixed annual rate of 7.50%. The $114 Million Interim Unsecured Loan has a 90-day term with two 90-day extension options and bears interest at a fixed annual rate of 7.50%. In connection with obtaining the $60 Million Secured Loan, the Company paid fees of $770,000 which are shown as a reduction of cash and an increase in other assets.

   Tenant security deposits of approximately $2.2 million related to these acquisitions are reflected as cash and other liabilities.

   Also reflects $149.3 million of net proceeds from the July 1997 Offering and the repayment of a $60 million unsecured bridge loan and approximately $70.2 million of borrowings on the Line of Credit.

3. Reflects the pending acquisition of the following properties and property portfolios:

                                                                        PURCHASE
                                                                         PRICE
                                                                       (IN 000'S)
                                                                       ----------
               Copley Properties.....................................   $ 63,300
               Bryant Lake Property..................................      9,400
               Rancon IV Portfolio...................................     49,000
               Rancon V Portfolio....................................     45,500
               Pru-Bache Properties..................................     43,500

   Copley Properties. The Company has entered into a definitive agreement to acquire the Copley Properties. The total acquisition cost, including capitalized costs, is expected to be approximately $63.3 million, which is to be paid entirely in cash. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada. The Company anticipates the acquisition of the Copley Properties will be completed in late October 1997. The acquisition is subject to certain closing conditions, and, thus, there can be no assurance that this acquisition will ultimately be completed.

   Bryant Lake. The Company has entered into a definitive agreement to acquire Bryant Lake, a 171,789 square-foot office/flex building in Eden Prairie, Minnesota, from Outlook Income Fund 9, a limited partnership in which GC is managing general partner. Robert Batinovich, the Company's Chairman and

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

   Chief Executive Officer, is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich, the Company's President and Chief Operating Officer, voted when the Board of Directors considered and acted to approve this acquisition. The price to be paid for Bryant Lake is equal to 100% of the appraised value as determined by an independent appraiser. The sale of Bryant Lake to the Company has been approved by the limited partners of Outlook Income Fund 9. The total acquisition cost, including capitalized costs, is expected to be approximately $9.4 million, comprising approximately $4.8 million in the form of cash and the balance in the form of assumption of debt.

   Rancon IV Portfolio. The Company entered into a definitive agreement to acquire the Rancon IV Portfolio. The total acquisition cost, including capitalized costs, is expected to be approximately $49.0 million, comprising approximately $32.0 million in the form of cash and the balance in the form of assumption of debt. The Rancon IV Portfolio comprises three office properties aggregating 223,938 square feet; one office/flex property containing 62,605 square feet; four retail properties aggregating 135,554 square feet; one multi-family property with 240 units containing 214,400 square feet; and approximately 74 acres of undeveloped land. All of the office and retail properties, and approximately 26 acres of the undeveloped land, are located within the Tri-City mixed use complex in San Bernardino, California. The multi-family complex is located in Vista (San Diego County), California, and the remaining approximately 48 acres of undeveloped land are located in three separate sites in the Inland Empire region of Southern California. Robert Batinovich holds an indirect economic interest in Rancon Fund IV equal to an approximate 0.54% limited partnership interest. Because of this interest, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. This acquisition is subject to approval by a majority vote of the limited partners of Rancon Realty Fund IV, which has filed with the Securities and Exchange Commission, a preliminary proxy statement to solicit such approval. As a result, there can be no assurance that this transaction will be completed.

   Rancon V Portfolio. The Company entered into a definitive agreement to acquire the Rancon V Portfolio. The total acquisition cost, including capitalized costs, is expected to be $45.5 million, comprising approximately $31.8 million in the form of cash and the balance in the form of assumption of debt. The Rancon V Portfolio comprises five office properties aggregating 390,785 square feet; one office/flex property containing 50,804 square feet; one industrial property with an area of approximately 245,000 square feet; two retail properties aggregating 31,500 square feet; and approximately 139 acres of undeveloped land. All of the office and retail properties, and approximately 14 acres of the undeveloped land, are located within the Tri-City mixed use complex in San Bernardino, California. The industrial property is located in Ontario, California, and the remaining approximately 125 acres of undeveloped land are located in three separate sites in the Inland Empire region of Southern California. Robert Batinovich holds an indirect economic interest in Rancon Realty Fund V equal to an approximate 0.7% limited partnership interest. Because of this interest, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. This acquisition is subject to approval by a majority vote of the limited partners of Rancon Realty Fund V, which has filed with the Securities and Exchange Commission, a preliminary proxy statement to solicit such approval. As a result, there can be no assurance that this transaction will be completed.

   Prudential-Bache/Equitec Portfolio. The Company has negotiated the definitive terms but has not yet signed an agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

   Partnership, a California limited partnership in which the managing general partner is Prudential-Bache Securities, Inc., and in which GC and Robert Batinovich have served as co-general partners since March of 1994, but do not hold a material equity interest. The total acquisition cost, including capitalized costs, is expected to be approximately $43.5 million, which is to be paid entirely in cash. The Prudential-Bache/ Equitec Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. The largest of these properties are in Rockville, Maryland (186,680 square feet) and Memphis, Tennessee (100,901 square feet), with the remaining properties located in Sacramento, California and Kirkland, Washington. This acquisition is subject to approval by a majority vote of the limited partners of Prudential-Bache/Equitec Real Estate Limited Partnership, and thus there can be no assurance that this transaction will be completed.

   These acquisitions are expected to be funded with approximately $173.7 million of the net proceeds from the Offering (net of tenant security deposits of approximately $1.4 million related to these acquisitions which are reflected as an increase in cash and other liabilities), and assumption of approximately $35.6 million of mortgage debt. These assumed mortgages bear interest at rates of 7.95% to 9.39% per annum and mature between 1998 and 2006.

4. Reflects the net proceeds from the Offering of 10,000,000 shares of the Company's Common Stock at a price of $27.75 per share. In connection with the Offering, the Company is expected to incur costs of approximately $14.8 million.

5. Reflects the repayment of approximately $75.2 million of the $114 Million Interim Unsecured Loan and the remaining borrowings on the Line of Credit totalling $14.0 million using proceeds from the Offering.

6. Reflects the sale of one of the ten QuikTrip Properties which had a net book value of approximately $801,000 at June 30, 1997. The net proceeds from the sale of this property was approximately $1.1 million resulting in a gain on sale of approximately $289,000. The sale of the six Atlanta Auto Care Center Properties and the other nine QuikTrip Properties is reflected in the historical balances as of June 30, 1997.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                  COMPLETED          PENDING            DEBT             OTHER
                               HISTORICAL(1)   ACQUISITIONS(2)   ACQUISITIONS(3)   TRANSACTIONS(4)   ADJUSTMENTS(5)    PRO FORMA
                               -------------   ---------------   ---------------   ---------------   --------------   -----------
REVENUES
  Rental revenue.............   $     19,691       $28,055           $14,473           $    --          $   (848)     $    61,371
  Equity in earnings of
     Associated Companies....            603            --                --                --              (200)             403
  Fees, interest and other
     income..................            980            --                --                --               (50)             930
                                ------------       -------           -------          --------          --------      -----------
          Total Revenue......         21,274        28,055            14,473                --            (1,098)          62,704
                                ------------       -------           -------          --------          --------      -----------
OPERATING EXPENSES
  Operating expenses.........          6,045         8,505             5,354                --               (76)          19,828
  General and
     administrative..........          1,374            --                --                --             1,304            2,678
  Depreciation and
     amortization............          4,044         4,789             2,810                --              (190)          11,453
  Interest expense...........          3,800         8,753             1,554            (5,714)             (251)           8,142
                                ------------       -------           -------          --------          --------      -----------
          Total operating
            expenses.........         15,263        22,047             9,718            (5,714)              787           42,101
                                ------------       -------           -------          --------          --------      -----------
Income from operations before
  minority interest..........          6,011         6,008             4,755             5,714            (1,885)          20,603
Minority interest............           (629)           --                --                --              (581)          (1,210)
                                ------------       -------           -------          --------          --------      -----------
Net income(6)................   $      5,382       $ 6,008           $ 4,755           $ 5,714          $ (2,466)     $    19,393
                                ============       =======           =======          ========          ========      ===========
Primary net income per common
  share(7)...................   $       0.45                                                                          $      0.64
                                ============                                                                          ===========
Primary weighted average
  common shares
  outstanding(7).............     11,852,810                                                                           30,456,714
                                ============                                                                          ===========
Fully diluted net income per
  common share(7)............   $       0.45                                                                          $      0.64
                                ============                                                                          ===========
Fully diluted weighted
  average common shares
  outstanding(7).............     11,995,306                                                                           32,388,750
                                ============                                                                          ===========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                   COMPLETED          PENDING            DEBT             OTHER
                                HISTORICAL(1)   ACQUISITIONS(2)   ACQUISITIONS(3)   TRANSACTIONS(4)   ADJUSTMENTS(5)   PRO FORMA
                                -------------   ---------------   ---------------   ---------------   --------------   ----------
REVENUES
  Rental revenue..............    $  17,943         $72,392           $26,694          $      --         $ (1,920)     $  115,109
  Equity in earnings of
     Associated Companies.....        1,598              --                --                 --             (802)            796
  Fees, interest and other
     income...................        1,391              --                --                 --             (258)          1,133
                                  ---------         -------            ------            -------          -------      ----------
          Total Revenue.......       20,932          72,392            26,694                 --           (2,980)        117,038
                                  ---------         -------            ------            -------          -------      ----------
OPERATING EXPENSES
  Operating expenses..........        5,266          23,357            10,755                 --             (275)         39,103
  General and
     administrative...........        1,393              --                --                 --            2,908           4,301
  Depreciation and
     amortization.............        4,575          12,497             5,619                 --             (428)         22,263
  Interest expense............        3,913          19,832             3,112            (10,135)            (534)         16,188
                                  ---------         -------            ------            -------          -------      ----------
          Total operating
            expenses..........       15,147          55,686            19,486            (10,135)           1,671          81,855
Income from operations before
  minority interest...........        5,785          16,706             7,208             10,135           (4,651)         35,183
Minority interest.............         (292)             --                --                 --           (1,778)         (2,070)
                                  ---------         -------            ------            -------          -------      ----------
Net income(6).................    $   5,493         $16,706           $ 7,208          $  10,135         $ (6,429)     $   33,113
                                  =========         =======            ======            =======          =======      ==========
Primary net income per common
  share(7)....................    $    0.83                                                                            $     1.09
                                  =========                                                                            ==========
Primary weighted average
  common shares
  outstanding(7)..............    6,632,707                                                                            30,456,714
                                  =========                                                                            ==========
Fully diluted net income per
  common share(7).............                                                                                         $     1.09
                                                                                                                       ==========
Fully diluted weighted average
  common shares
  outstanding(7)..............                                                                                         32,388,750
                                                                                                                       ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. Reflects the historical consolidated operations of the Company for the six months ended June 30, 1997, excluding the gains on the sale of property and the collection of a mortgage loan receivable totaling $1,222, and reflects the historical consolidated operations of the Company for the year ended December 31, 1996, excluding the gain on the sale of property of $321, an extraordinary loss on refinancing of debt of $186, Consolidation costs of $6,082 and litigation costs of $1,155. Consolidation and litigation costs all related to the formation of the Company and are non-recurring.

2. Reflects the historical operations of Citibank Park, the Advance Properties and the T. Rowe Price Properties (collectively the "Recent 1997 Acquisitions") for the six months ended June 30, 1997, as well as the historical operations of the Centerstone Property, CRI Properties, CIGNA Properties, E&L Properties, Riverview Property, Lennar Properties and the Scottsdale Hotel (collectively, the "Prior 1997 Acquisitions") for the six months ended June 30, 1997 or portion of 1997 prior to acquisition.

                                                    SIX MONTHS ENDED JUNE 30, 1997
                                              (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                                        ------------------------------------------------------
                                        CITIBANK             T. ROWE    PRIOR 1997    COMBINED
                                          PARK     ADVANCE    PRICE    ACQUISITIONS    TOTAL
                                        --------   -------   -------   ------------   --------
   Revenues...........................   $1,345    $6,766    $11,183     $  8,761     $28,055
   Operating expenses.................     (276)   (1,922)   (3,612)       (2,695)     (8,505)
                                         ------    -------   -------       ------     -------
                                         $1,069    $4,844    $7,571      $  6,066     $19,550
                                         ======    =======   =======       ======     =======

   Reflects the historical operations of the Recent 1997 Acquisitions and the Prior 1997 Acquisitions for the year ended December 31, 1996 and the historical operations of the Carlsberg Properties, TRP Properties, Bond Street Property, Kash n' Karry Property, San Antonio Hotel and UCT Property (collectively, the "1996 Acquisitions") for the portion of 1996 prior to acquisition.

                                                YEAR ENDED DECEMBER 31, 1996
                                          (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                            ---------------------------------------------------------------------
                            CITIBANK             T. ROWE    PRIOR 1997        1996       COMBINED
                              PARK     ADVANCE    PRICE    ACQUISITIONS   ACQUISITIONS    TOTAL
                            --------   -------   -------   ------------   ------------   --------
   Revenues...............   $2,586    $12,353   $20,997     $ 24,513       $ 11,943     $72,392
   Operating expenses.....     (643)   (3,897)   (7,223)       (7,270)        (4,324)    (23,357)
                             ------    -------   -------      -------        -------     -------
                             $1,943    $8,456    $13,774     $ 17,243       $  7,619     $49,035
                             ======    =======   =======      =======        =======     =======

   Certain of the T. Rowe Price Properties' operating results reflect the year ended September 30, 1996 rather than December 31, 1996. These have been combined as if the year ends of all properties were the same. In the opinion of management, the operations of these properties is not seasonal.

   Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30-40 years on a straight-line basis.

   Also, reflects the estimated interest on the pro forma mortgage debt assumed in connection with the acquisition of the Advance Properties, E&L Properties, Scottsdale Hotel, TRP Properties and the Carlsberg Properties; the $60 Million Secured Loan, the $114 million Interim Unsecured Loan and the pro forma advances under the Line of Credit in connection with the various 1997 and 1996 property acquisitions. The mortgage loans bear interest at rates ranging from 7.34% to 9.25% per annum. The $60 Million Secured Loan and the $114 Million Interim Unsecured Loan bear interest at a fixed annual rate of 7.50%. The Line of Credit bears interest at LIBOR plus 2.375% (assumed to be 7.80%) for the year

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

   ended December 31, 1996 and LIBOR plus 1.75% (assumed to be 7.30%) for the six months ended June 30, 1997.

3. Reflects the historical operations of the Copley Properties, Bryant Lake, the Rancon IV and V Portfolios and the Prudential-Bache/Equitec Portfolio (the "Pru-Bache Portfolio") for the six months ended June 30, 1997 and for the year ended December 31, 1996, respectively.

                                                           SIX MONTHS ENDED
                                                             JUNE 30, 1997
                               -------------------------------------------------------------------------
                                 COPLEY                       RANCON IV AND V     PRU-BACHE     COMBINED
                               PROPERTIES     BRYANT LAKE       PORTFOLIOS        PORTFOLIO      TOTAL
                               ----------     -----------     ---------------     ---------     --------
   Revenues..................    $3,358         $   915           $ 6,803          $ 3,397      $14,473
   Operating expenses........      (663)           (332)           (3,142)          (1,217)      (5,354)
                                 ------          ------           -------           ------      -------
                                 $2,695         $   583           $ 3,661          $ 2,180      $ 9,119
                                 ======          ======           =======           ======      =======

                                                              YEAR ENDED
                                                           DECEMBER 31, 1996
                               -------------------------------------------------------------------------
                                 COPLEY                       RANCON IV AND V     PRU-BACHE     COMBINED
                               PROPERTIES     BRYANT LAKE       PORTFOLIOS        PORTFOLIO      TOTAL
                               ----------     -----------     ---------------     ---------     --------
   Revenues..................    $6,460         $ 1,778           $12,077          $ 6,379      $26,694
   Operating expenses........    (1,216)           (612)           (6,245)          (2,682)     (10,755)
                                 ------          ------           -------           ------      -------
                                 $5,244         $ 1,166           $ 5,832          $ 3,697      $15,939
                                 ======          ======           =======           ======      =======

   Also, reflects estimated annual depreciation and amortization based upon estimated useful lives of 30 years on a straight-line basis.

   Also, reflects the estimated interest on the assumption of approximately $35.6 million in debt in connection with the acquisition of Bryant Lake and the Rancon IV and V Portfolios. The weighted average interest rate on the assumed debt is 8.73% per annum.

4. Reflects the estimated interest on the pro forma repayment of the Company's original secured bank line with the borrowings on the Line of Credit for the year ended December 31, 1996. Also, reflects the estimated interest on the pro forma repayment on the Line of Credit, a $60 million unsecured bridge loan and a portion of the $114 Million Interim Unsecured Loan from proceeds from the July 1997 Offering and the Offering for the six months ended June 30, 1997 and the year ended December 31, 1996. The repayments result in a net decrease in interest expense consisting of the following:

                                                       SIX MONTHS ENDED        YEAR ENDED
                                                        JUNE 30, 1997       DECEMBER 31, 1996
                                                       ----------------     -----------------
           Interest differential.....................      $  2,327             $   6,305
           Interest on repayments....................        (8,143)              (16,706)
           Amortization of new loan fees.............            39                   178
           Amortization of old loan fees.............            --                   (37)
           Unused Line of Credit fees................            63                   125
                                                           --------              --------
                                                           $ (5,714)            $ (10,135)
                                                           ========              ========

   The Line of Credit is renewable from year to year at the option of Wells Fargo Bank, provides for maximum borrowings of up to $50,000, but is limited to a specified borrowing base ($50,000 on a pro

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

   forma basis), and bears interest at LIBOR plus 2.375% (assumed to be 7.80%) prior to December 31, 1996, and LIBOR plus 1.75% (assumed to be 7.30%) subsequent to December 31, 1996. So long as credit is available under the Line of Credit, the Line of Credit requires monthly interest-only payments and annual unused Line of Credit fees equal to 0.25% of the unused Line of Credit balance.

   The $114 Million Interim Unsecured Loan has a 90-day term with two 90-day extension options and bears interest at a fixed annual rate of 7.50%. The $60 million unsecured bridge loan has no net impact on pro forma interest expense as the loan was repaid in full from proceeds of the July 1997 Offering.

   The amortization of the new loan fees is based upon total estimated fees and costs of $1,778 over the respective terms of the related Line of Credit and the $60 Million Secured Loan. The unused Line of Credit fees are based upon 0.25% of the pro forma unused Line of Credit capacity as of June 30, 1997 of approximately $50,000.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

5. Reflects the following adjustments:

                                                                  FOR THE SIX
                                                                  MONTHS ENDED     FOR THE YEAR
                                                                    JUNE 30,           ENDED
                                                                      1997       DECEMBER 31, 1996
                                                                  ------------   -----------------
   Rental Revenue
     Elimination of revenues of Sold Properties.................     $ (848)          $(1,920)
                                                                      -----            ------
   Equity in earnings of the Associated Companies
     GHG
        Addition of the Scottsdale & San Antonio Hotels.........     $   77           $    10
        Disposition of properties from the managed portfolio....        (18)              (93)
     GC
        Addition of the Carlsberg fee managed properties........         --               141
        Sale of property held by partnerships managed by the
          Associated Companies to the Company...................       (248)             (933)
        Sale of property held by partnerships managed by the
          Associated Companies to third parties.................       (161)             (531)
                                                                      -----            ------
          Net decrease in income................................       (350)           (1,406)
          Provision for income taxes............................        150               604
                                                                      -----            ------
             Net decrease in equity in earnings to the
               Company..........................................     $ (200)          $  (802)
                                                                      =====            ======
   Fees, interest and other income
     Additional Interest on Grunow note receivable relating to
        the Carlsberg Properties acquisition at 11% per annum...     $   --           $   347
     Reduction of interest due to collection of Hovpark note
        receivable at 8% per annum..............................        (50)             (605)
                                                                      -----            ------
             Net decrease in fees, interest and other income....     $  (50)          $  (258)
                                                                      =====            ======
   Operating expenses
     Elimination of expenses of Sold Properties.................     $ (102)          $  (360)
     Additional expenses of the E&L Properties..................         26                85
                                                                      -----            ------
             Net decrease in operating expenses.................     $  (76)          $  (275)
                                                                      =====            ======
   General and administrative expenses attributable to 1996 and
     1997 acquisitions..........................................     $1,304           $ 2,908
                                                                      =====            ======
   Depreciation and amortization
     Elimination of expenses of Sold Properties.................     $ (190)          $  (428)
                                                                      =====            ======
   Interest expense and loan fee amortization expense reduction due to repayment of mortgage debt from proceeds from Sold
     Properties.................................................     $ (251)          $  (534)
                                                                      =====            ======

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

6. The pro forma taxable income before dividends paid deduction for the Company for the six months ended June 30, 1997 and for the year ended December 31, 1996 is calculated as follows:

                                                            FOR THE SIX
                                                            MONTHS ENDED
                                                              JUNE 30,     FOR THE YEAR ENDED
                                                                1997       DECEMBER 31, 1996
                                                            ------------   ------------------
       Pro forma net income from operations...............    $ 19,393          $ 33,113
         Add: GAAP basis depreciation and amortization....      11,453            22,263
         Less: Tax basis depreciation and amortization....      (8,234)          (16,647)
         Other book-to-tax differences....................         608             1,250
                                                               -------           -------
         Pro forma taxable income.........................    $ 23,220          $ 39,979
                                                               =======           =======

7. Primary per share amounts reflect the dilutive effects of outstanding stock options on a historical basis as of June 30, 1997 and December 31, 1996, respectively based upon the average price per common share for the period presented. Pro forma primary per share amounts for the same periods assume an average price per share of $27.75. On an historical basis, there was no dilutive effect resulting from the outstanding stock options for the year ended December 31, 1996.

   Fully diluted per share amounts reflect the dilutive effects of the units of the Operating Partnership and outstanding options based upon an ending stock price of $25.25 per share for the six months ended June 30, 1997 on an historical basis and $27.75 per share on a pro forma basis for the six months ended June 30, 1997 and the year ended December 31, 1996. On an historical basis, the units of the Operating Partnership were antidilutive for the six months ended June 30, 1997. Also on an historical basis, there was no dilutive effect resulting from either outstanding options or units of the Operating Partnership for the year ended December 31, 1996.

   The impact on reported per share amounts resulting from the adoption of Statement of Financial Accounting Standards No. 128 -- "Earnings Per Share" will not be material.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               GLENBOROUGH REALTY TRUST INCORPORATED


                               By: Glenborough Realty Trust Incorporated




Date:  October 17, 1997         /s/ TERRI GARNICK
                               -----------------------------------------
                               Senior Vice President,
                               Chief Accounting Officer,
                               Treasurer
                               (Principal Accounting Officer)




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